Exhibit 10.3

GENERAL RELEASE AGREEMENT

This General Release Agreement (“Agreement”) is made and entered into between Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”), and Irvine Sensors Corporation, a Delaware corporation (“Client”).

RECITALS

1. Summit and Client entered into a Financing Agreement dated June 16, 2009 (together with all amendments and addendums thereto, the “Financing Agreement”).

2. Pursuant to the Financing Agreement, Client granted Summit a security interest in, among other things, all inventory and accounts of Client to secure the obligations owing under the Financing Agreement.

3. Client desires to repay all obligations owing under the Financing Agreement.

AGREEMENT

In view of the foregoing Recitals, in consideration of Summit releasing its security interests and liens on the assets of Client, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Summit and Client hereby agree as follows:

1. Capitalized terms used in this Agreement which are defined in the Financing Agreement shall have the same meaning as provided in the Financing Agreement, except as otherwise expressly provided herein.

2. Client agrees to pay, or cause to be paid to, Summit an amount equal to the outstanding indebtedness and obligations owing from Client to Summit (the “Summit Obligations”). This Agreement will confirm that, upon receipt via wire transfer of immediately available funds to Summit in the aggregate amount of $25,000.00 (the “Payoff Amount”), all of the Summit Obligations shall be terminated and satisfied in full as of the close of business on December 14, 2011. The Payoff Amount shall be adjusted for all additional Advances, accrued interest, all other Fees and Charges, and all payments received after the date hereof until the Payoff Amount is received by Summit.

3. Upon receipt by Summit of the Payoff Amount and a counterpart of this Agreement executed by Client, Summit shall release the Reserve, if any to Client, and authorizes Client to file UCC Termination Statements to terminate all UCC Financing Statements in Summit’s favor with respect to the Summit Obligations. With respect to any payment received by Summit for the Accounts of Client after Summit’s receipt of the Payoff Amount, Summit shall, so long as it is not prohibited or required to do otherwise by law, forward any such payment to Client or, in Summit’s sole discretion, return any such payment to the original payee. Client shall, immediately upon demand, reimburse Summit for all payments received by Summit on behalf of Client that were applied to the obligations owing under the Financing Agreement or that are forwarded by Summit to Client, if the instrument constituting such payment is returned for nonpayment or for any other reason.

4. Client and its successors and assigns do each hereby fully, finally, and forever release and waive any and all claims, demands, actions, causes of action, damages, debts, liabilities, obligations, costs, expenses, and other rights of any nature whatsoever, whether known or unknown, presently existing or arising in the future, in law or in equity, against Summit, as well as the successors, officers, predecessors, assigns, agents, employees, attorneys, and representatives of Summit, arising out of or in any way relating to the Financing Agreement, the administration of the financing provided under the Financing Agreement, and/or all actions taken by Summit in any way connected with the foregoing. Client agrees to indemnify and hold Summit harmless for all payments and all reasonable out-of-pocket costs, expenses, claims, and damages incurred in performance by Summit of its obligations under this Agreement or the Financing Agreement, excluding claims based on the gross negligence or willful misconduct of Summit.

5. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6. Client represents and warrants that it is the sole owner of the claims and actions which are waived and/or settled by this Agreement, that there have been no prior assignment or transfer of those claims and actions, and that those claims and actions are not subject to any security interest, lien, or other encumbrance.

7. This Agreement shall be binding upon, extend to, and inure to the benefit of the heirs, successors, and assigns of the parties hereto, to the officers, directors, employees, agents, and representatives of the parties hereto, and to all persons or entities claiming by, through, or under any of the parties hereto.

8. This Agreement may be signed in any number of counterparts with the same effect as if the signatures appeared on the same instrument, and all signed counterparts shall be deemed to be an original. Facsimile or email transmission of any signed original document, and retransmission of any signed facsimile or email transmission, shall be the same as delivery of an original.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflict of law principles.

10. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

11. Client acknowledges that by execution and delivery of this Agreement, it has transacted business in the State of Utah, and Client voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Agreement. EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT.

12. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and may not be altered or amended except by written agreement signed by Summit and Client. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are rescinded.

Dated: December 13 , 2011.

Summit Financial Resources, L.P.

By:	/s/ Daniel Hadley
Name:	Daniel Hadley
Title:	Senior Portfolio Manager

Irvine Sensors Corporation

By:	/s/ Dan Regalado
Name:	Dan Regalado
Title:	Treasurer